                                                                    EXHIBIT 4.17

                                 THIRD AMENDMENT



                  THIRD AMENDMENT (this "Amendment"), dated as of February 6, 1998, among American Pad & Paper Company ("Holdings"), WR Acquisition, Inc. ("WR Acquisition"), American Pad & Paper Company of Delaware, Inc. (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), Bank of Tokyo-Mitsubishi Trust Company, Bank One Texas, N.A., The Bank of Nova Scotia and The First National Bank of Boston, as Co-Agents (the "Co-Agents"), and Bankers Trust Company, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, Holdings, WR Acquisition, the Borrower, the Banks, the Co-Agents and the Agent are party to a Credit Agreement, dated as of July 8, 1996 (as amended, modified and supplemented prior to the date hereof, the "Credit Agreement"); and

                  WHEREAS, the Borrower has requested that the Banks provide the amendment provided for herein and the Banks have agreed to provide such amendment on the terms and conditions set forth herein;

                  NOW, THEREFORE, it is agreed:

                  1. (a) On the Amendment Effective Date (as hereinafter defined), but subject to Section 1(b) of this Amendment, the Revolving Loan Commitment of each Bank shall be modified to be the amount set forth opposite the name of such Bank on Annex I hereto. In connection with the foregoing, on the Amendment Effective Date, the Borrower shall, in coordination with the Agent and the Banks, repay outstanding Revolving Loans of certain Banks and incur additional Revolving Loans from other Banks, in each case if necessary so that the Banks participate in each Borrowing of Revolving Loans pro rata on the basis of their Revolving Loan Commitments (after giving effect to this Section 1(a)). It is hereby agreed that the breakage costs incurred by the Banks in connection with the repayment of Revolving Loans contemplated by this Section 1(a), if any, shall be for the account of the Borrower. On the Amendment Effective Date, but subject to Section 1(b) of this Amendment, Annex I to the Credit Agreement shall be deemed amended to read as set forth in Annex I attached hereto to give effect to the foregoing.

                  (b) Notwithstanding anything to the contrary contained herein or in the Credit Agreement, on January 31, 1999, the Revolving Loan Commitment increases effected pursuant to Section 1(a) above shall terminate and, accordingly, on such date the Revolving Loan Commitment of each Bank whose Revolving Loan Commitment increased as a result of Section 1(a) above (each such Bank, a "Designated Bank") (and/or its assignees, as set forth below) shall be reduced by an amount (such amount for each Designated Bank, the "Scheduled 1/31/99 Reduction") equal to such increase (which reduction shall be in addition to any other reductions to the Total Revolving Loan Commitment occurring after the Amendment Effective Date and on or prior to January 31, 1999). In the event that on or after the Amendment Effective Date and prior to January 31, 1999, any Designated Bank effects an assignment of all or part of its Revolving Loan Commitment, such Designated Bank shall be required to give notice thereof to the Agent, which notice shall specify the portion (if any) of such Designated Bank's Scheduled 1/31/99 Reduction being transferred to such assignee. After giving effect to any such assignment, the respective assignee shall constitute a Designated Bank to extent of the portion of the Scheduled 1/31/99 Reduction transferred to such assignee. In connection with the foregoing, on January 31, 1999, the Borrower shall, in coordination with the Agent and the Banks, repay outstanding Revolving Loans of certain Banks and incur additional Revolving Loans from other Banks, in each case if necessary so that the Banks participate in each Borrowing of Revolving Loans pro rata on the basis of their Revolving Loan Commitments (after giving effect to the reduction to the Revolving Loan Commitment of each Designated Bank occurring on such date pursuant to this
Section 1(b)). It is hereby agreed that the breakage costs incurred by the Banks in connection with the repayment of Revolving Loans contemplated by this Section 1(b), if any, shall be for the account of the Borrower.

                  2. Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 8.02(q) thereof), prior to March 31, 1999, the Borrower will not make any Permitted Acquisitions without the prior written consent of the Required Banks.

                  3.  Notwithstanding anything to the contrary contained in
Section 8.07(vi) of the Credit Agreement, prior to March 31, 1999, no Dividends may be paid pursuant to Section 8.07(vi) of the Credit Agreement without the prior written consent of the Required Banks.

                  4.  Notwithstanding anything to the contrary contained in
Section 8.09 of the Credit Agreement, Holdings and its Subsidiaries will not make Capital Expenditures during the fiscal year ending December 31, 1998 in excess of $15,000,000 in the aggregate.

                  5. Section 8.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  8.10 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA (i) for the fiscal quarter ending March 31, 1998, to be less than $13,000,000, (ii) for the two fiscal quarters ending June 30, 1998 (taken as one accounting period), to be less than $28,000,000, (iii) for the three fiscal quarters ending September 30, 1998 (taken as one accounting period), to be less than $48,000,000,
         (iv) for the fiscal year ending December 31, 1998, to be less than $72,000,000 and (v) for any Test Period ending on or after March 31, 1999, to be less than $75,000,000.

                  6. Section 8.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  8.11 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio (i) for the fiscal quarter ending March 31, 1998, to be less than 1.15:1.00, (ii) for the two fiscal quarters ending June 30, 1998 (taken as one accounting period), to be less than 1.25:1.00, (iii) for the three fiscal quarters ending September 30, 1998 (taken as one accounting period), to be less than 1.40:1.00, (iv) for the fiscal year ending December 31, 1998, to be less than 1.60:1.00 and (v) for any Test Period ending on or after March 31, 1999, to be less than 2.50:1.00.

                  7. Section 8.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  8.12 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time on or after January 31, 1999, to be more than 4.00:1.00.

                  8. Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 8.13 thereof), prior to March 31, 1999, Holdings will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purposes of paying when due) any Senior Subordinated Note.

                  9. The following definitions contained in Section 10 of the Credit Agreement are hereby amended to read in their entirety as follows:

                  "Applicable Base Rate Margin" shall mean a percentage per annum equal to 1.50%, less the then applicable Interest Reduction Discount, if any.

                  "Applicable Eurodollar Margin" shall mean a percentage per annum equal to 2.50%, less the then applicable Interest Reduction Discount, if any.

                  "Interest Reduction Discount" shall mean zero, provided that from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount shall be the respective percentage per annum set forth in clause (A), (B), (C) or
         (D) below if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, ended immediately prior to such Start Date (the "Test Date"), the applicable conditions set forth in clause (A), (B), (C) or (D) below, as the case may be, are met:

                           (A) 0.25% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 6.00:1.00 and the conditions set forth in clause (B),
                           (C) or (D) below, as the case may be, are not satisfied;

                           (B) 0.50% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 5.00:1.00 and the conditions set forth in clause (C) or (D) below, as the case may be, are not satisfied;

                           (C) 0.75% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and the condition set forth in clause (D) below is not satisfied; or

                           (D) 1.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00.

                  Notwithstanding anything contained above in this definition,
         (i) the Interest Reduction Discount shall be zero at all times prior to the first Start Date to occur after March 31, 1998 and (ii) the Interest Reduction Discount shall be zero at any time when an Event of Default shall exist.

                  10. In order to induce the Banks to enter into this Amendment, the Borrower hereby agrees to pay to the Agent, for the account of each Bank whose Revolving Loan Commitment is increasing as a result of this Amendment, the following non-refundable fees (each such fee being in addition to and not creditable against any other fee and each such fee being due and payable on the first Business Day following the Amendment Effective Date):

         (i) a fee equal to 0.25% of such Bank's Revolving Loan Commitment immediately prior to the Amendment Effective Date; and

         (ii) a fee equal to 1% of the amount by which such Bank's Revolving Loan Commitment is increasing as a result of this Amendment.

                  11. In order to induce the Banks to enter into this Amendment, each of Holdings, WR Acquisition and the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Amendment Effective Date (as defined below) after giving effect to this Amendment and (ii) on the Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects.

                  12. This Amendment shall become effective on the date (the "Amendment Effective Date") when:

                  (a) each of Holdings, WR Acquisition, the Borrower, the Required Banks and each Bank whose Revolving Loan Commitment is increasing as a result of this Amendment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office;

                  (b) the Borrower shall have delivered to the Agent a new Revolving Note for each Bank whose Revolving Loan Commitment is increasing as a result of this Amendment, reflecting its increased Revolving Loan Commitment, which Revolving Note shall be issued in exchange for the Revolving Note currently held by such Bank; and

                  (c) the Borrower shall have delivered to the Agent a certified copy of resolutions duly adopted by the Borrower authorizing the increase in the Total Revolving Loan Commitment contemplated by this Amendment.

                  13. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  15. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date hereof.





                                   AMERICAN PAD & PAPER COMPANY



                                   By:
                                      -----------------------------------
                                      Title:


                                   WR ACQUISITION, INC.



                                   By:
                                      -----------------------------------
                                      Title:


                                   AMERICAN PAD & PAPER COMPANY
                                       OF DELAWARE, INC.



                                   By:
                                      -----------------------------------
                                      Title:


                                   BANKERS TRUST COMPANY, individually
                                       and as Agent


                                   By:
                                      -----------------------------------
                                      Title:

                                   ABN AMRO BANK



                                   By
                                     -----------------------------------
                                     Title:


                                   By
                                     -----------------------------------
                                     Title:


                                   BANK LEUMI TRUST CO. OF NEW YORK



                                   By
                                     -----------------------------------
                                     Title:


                                   THE BANK OF NEW YORK



                                   By
                                     -----------------------------------
                                     Title:


                                   THE BANK OF NOVA SCOTIA



                                   By
                                     -----------------------------------
                                     Title:


                                   BANK OF SCOTLAND



                                   By
                                     -----------------------------------
                                     Title:

                                   BANK OF TOKYO - MITSUBISHI
                                        TRUST COMPANY



                                   By
                                     -----------------------------------
                                     Title:


                                   BANK ONE, TEXAS, N.A.



                                   By:
                                      -----------------------------------
                                      Title:


                                   BANQUE PARIBAS



                                   By
                                     -----------------------------------
                                     Title:


                                   By
                                     -----------------------------------
                                     Title:


                                   CHRISTIANIA BANK OG
                                     KREDITKASSE, NEW YORK
                                     BRANCH



                                   By
                                     -----------------------------------
                                     Title:


                                   By
                                     -----------------------------------
                                     Title:

                                   CIBC INC.



                                   By
                                     -----------------------------------
                                     Title:


                                   BANKBOSTON, N.A.



                                   By
                                     -----------------------------------
                                     Title:


                                   GUARANTY FEDERAL BANK,
                                    F.S.B.



                                   By
                                     -----------------------------------
                                     Title:


                                   THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED



                                   By
                                     -----------------------------------
                                     Title:


                                   THE LONG-TERM CREDIT BANK
                                       OF JAPAN, LIMITED, NEW
                                       YORK BRANCH



                                   By
                                     -----------------------------------
                                     Title:

                                   SANWA BUSINESS CREDIT
                                       CORPORATION



                                   By
                                     -----------------------------------
                                     Title:


                                   SOCIETE GENERALE



                                   By
                                     -----------------------------------
                                     Title:


                                   BANK POLSKA KASA OPIEKI, S.A.



                                   By
                                     -----------------------------------
                                     Title:


                                   LEHMAN COMMERCIAL PAPER, INC.



                                   By
                                     -----------------------------------
                                     Title:

                                                                         ANNEX I



                          LIST OF BANKS AND COMMITMENTS


Bank                                Revolving Loan Commitment
----                                -------------------------
ABN AMRO Bank N.V.                          11,000,000
Bankers Trust Company                       38,500,000
Bank Leumi Trust Co. of New York             5,500,000
The Bank of Nova Scotia                     33,000,000
The Bank of New York                        11,000,000
Bank One, Texas, N.A.                       33,000,000
Bank Polska Kasa Opieki, S.A.                5,500,000
Bank of Scotland                            16,500,000
Bank of Tokyo-Mitsubishi Trust Company      16,500,000
Banque Paribas                              11,000,000
Christiania Bank OG Kreditkasse             11,000,000
CIBC, Inc.                                  22,000,000
BankBoston                                  33,000,000
Guaranty Federal Bank, F.S.B.               22,000,000
The Industrial Bank of Japan                 5,500,000
The Long Term Credit Bank of Japan Limited  11,000,000
Sanwa Business Credit Corporation           16,500,000
Societe Generale                            22,000,000
Lehman Commercial Paper, Inc.                5,500,000
                                          ------------

        Total:                            $330,000,000
